UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2009

Nara Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4170121
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3731 Wilshire Boulevard, Suite 1000, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (213) 639-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 27, 2009, Nara Bancorp, Inc. (“Nara Bancorp” or the “Company”), entered into a Performance Unit Award Grant Agreement with Min J. Kim (“Agreement”), granting Ms. Kim 18,500 performance units representing 18,500 shares of Common Stock of the Company (“Units”). The Units vest over a three (3) year period, 1/3 annually on each anniversary of the grant date. Ms. Kim must receive a satisfactory annual performance review to allow vesting each year.

The grant of Units was made in connection with the renewal of Ms. Kim’s employment contract, which was executed on October 5, 2009 and replaces Ms. Kim’s original grant of 40,000 performance units vesting equally over three years. The grant has been reduced in order for the Company to comply with the executive compensation provisions of the United States Treasury’s Capital Purchase Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nara Bancorp, Inc.

Date: December 3, 2009	/s/ Alvin D. Kang
Alvin D. Kang
Executive Vice President and Chief Financial Officer

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